Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paris Balaouras as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto any such attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, and each such person hereby ratifies and confirms all that such attorneys-in-fact and agents, or any of them, or any of their respective substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ John R. Wheeler
John R. Wheeler
Chief Financial Officer

Date:	February 9, 2018

By:	/s/ Andrew Boutsikakis
Andrew Boutsikakis
President

Date:	February 9, 2018